UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 27, 2010

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	2-81353	52-1273725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2455 Morris Avenue, Union, New Jersey	07083
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

     On September 28, 2010, the Company issued a press release announcing the completion of the common stock offerings on September 27, 2010.  A copy of the press release is attached hereto as exhibit 99.1. Center sold an aggregate of 1,715,000 shares of its common stock under Center's previously filed shelf registration statement, which was declared effective by the Securities and Exchange Commission on May 5, 2010.

     Center sold through Stifel, Nicolaus & Company, Incorporated, as underwriter, 1,430,000 shares of common stock at a price of $7.00 per share, with underwriting discounts and commissions of $0.39 per share, for gross proceeds from this offering of $10,010,000. Center also sold 285,000 shares of common stock directly to certain of Center's directors at a price of $7.50 per share, for gross proceeds from this offering of $2,137,500.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 - Center Bancorp, Inc. Press Release, dated September 28, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By:	/s/ Anthony C. Weagley
Name:	Anthony C. Weagley
Title:	President & CEO

Dated:  September 28, 2010

EXHIBIT INDEX

  Exhibit 99.1 - Center Bancorp, Inc. Press Release, dated September 28, 2010